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                                                                    EXHIBIT 4.6


                 CONFIDENTIAL TREATMENT REQUESTED -- EDITED COPY


              AMENDMENT NO. 1 TO 6% CONVERTIBLE NOTE DUE 2005 AND
                      AMENDMENT NO. 2 TO OPTION AGREEMENT

                                                                    May 14, 2001


UBS AG, London Branch
c/o UBS Warburg LLC
677 Washington Blvd.
Stamford, CT 06901

Dear Sirs:

      We refer to the 6% Convertible Note Due 2005, dated as of December 7, 2000, of SciClone Pharmaceuticals, Inc. (the "Company") in the amount of $4,000,000 (the "Convertible Note") and the Option Agreement between the Company and you, dated October 26, 2000 (the "Option Agreement"). Capitalized terms not defined herein have the meanings ascribed to them in the Convertible Note and the Option Agreement.

      The Company and you hereby agree to amend the terms of the Convertible Note and the Option Agreement as follows:

      (a) For purposes of the Convertible Note, the term "Repurchase Price" shall have the meaning set forth in Annex A attached hereto.

      (b) For purposes of any Zero Coupon Convertible Note Due 2005 issued pursuant to the Option Agreement, (the current form of which is attached to the Amendment No.1 to the Option Agreement dated December 19, 2000), the term "Repurchase Price" shall have the meaning set forth in Annex B attached hereto; and any such Zero Coupon Convertible Note shall reflect the amendment made hereby.

      In all respects not inconsistent with the terms and provisions of this letter, each of the Convertible Note and the Option Agreement shall continue to be in full force and effect in accordance with the terms and conditions thereof, and is hereby ratified, adopted, approved and confirmed.

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                CONFIDENTIAL TREATMENT REQUESTED -- EDITED COPY


      This letter agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                                        Very truly yours,

                                        SciClone Pharmaceuticals, Inc.


                                        By:
                                           -------------------------------------
                                           Name: Donald R. Sellers
                                           Title: President and Chief Executive
                                                  Officer


Accepted as of the date hereof:

UBS AG, London Branch


By:
   -------------------------------------
   Name:
   Title:


By:
   -------------------------------------
   Name:
   Title:

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                CONFIDENTIAL TREATMENT REQUESTED -- EDITED COPY

                                                                         ANNEX A


Repurchase Price means the sum of

(I) (a) in connection with any Change of Control involving a Stock Merger, 105% of the principal amount of this Security to be repurchased pursuant to this
Section 3, and (b) in connection with any other Change of Control, the greater of (x)120% of the principal amount of this Security to be repurchased pursuant to this Section and (y) the amount determined pursuant to the following formula:

               [****]

(II) accrued and unpaid interest on this Security to the date of payment.

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                CONFIDENTIAL TREATMENT REQUESTED -- EDITED COPY

                                                                         ANNEX B


Repurchase Price means the sum of

(I) (a) in connection with any Change of Control involving a Stock Merger, 105% of the principal amount of this Security to be repurchased pursuant to this
Section 3, and (b) in connection with any other Change of Control, the greater of (x)120% of the principal amount of this Security to be repurchased pursuant to this Section and (y) the amount determined pursuant to the following formula:

               [****]

(II) accrued and unpaid interest on this Security to the date of payment.

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